FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)		60602 (Zip code)

Registrant's telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

The following information is being provided pursuant to paragraph (e) of Item 5.02 of Form 8-K:

Telephone and Data Systems, Inc. (“TDS”) previously established the Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan (the “SERP”) for the benefit of eligible employees of TDS and certain subsidiaries of TDS.   The SERP provides supplemental benefits to offset the reduction of benefits under the TDS Pension Plan caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code of 1986, as amended (the “Code”) and certain other Code limitations.  The SERP is a non-qualified deferred compensation plan and is unfunded.

The foregoing brief summary of the SERP is qualified in its entirety by reference to the Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan (As Amended and Restated, Effective January 1, 2009), which is included as Exhibit 10.1 to this Form 8-K and incorporated by reference to this Item 5.02.

On March 15, 2012, TDS amended the SERP to change the frequency of crediting assumed earnings to participant accounts under the SERP from annually to quarterly.

The foregoing brief summary of the amendment to the SERP is qualified in its entirety by reference to Amendment Number One to the Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan, which is attached as Exhibit 10.2 to this Form 8-K and incorporated by reference to this Item 5.02.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.

(Registrant)

Date:  March 19, 2012

By:	/s/ Douglas D. Shuma
Douglas D. Shuma Senior Vice President and Controller

EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit No.	Decription
10.1	Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan (As Amended and Restated, Effective January 1, 2009) is hereby incorporated by reference from Exhibit 10.1 to TDS’ Current Report on Form 8-K dated August 27, 2008.

10.2	Amendment Number One to the Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan.